Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Annual Report on Form 10-K of International Isotopes, Inc. for the year ended December 31, 2021 of our report dated March 31, 2022 in its Registration Statement on Form S-8 (No. 333-252900, No. 333-228374, No. 333-206369, 333-121335 and No. 333-158575), and Form S-3 (No. 333-142674) relating to the financial statements for the year ended December 31, 2021 listed in the accompanying index.

/s/ Haynie & Company

Haynie & Company

Salt Lake City, Utah